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                                                                    EXHIBIT 99

           Security Dynamics Reports Annual and Fourth Quarter Results

BEDFORD, Mass., Jan. 28 /PRNewswire/ -- Security Dynamics Technologies, Inc. (Nasdaq: SDTI - news) today reported financial results for the fourth quarter and year ended December 31, 1998. Revenue for the fourth quarter of 1998 increased 14% to $46.9 million, from $41.1 million for the fourth quarter of 1997. Excluding certain non-operating and one-time items, earnings for the quarter were $3.3 million ($0.08 per share on a diluted basis) compared to $7.1 million ($0.17 per share on a diluted basis) for the same period in 1997.

The reported net income for the fourth quarter of 1998 was $12.6 million ($0.30 per share on a diluted basis), compared to $4.0 million ($0.10 per share on a diluted basis) for the fourth quarter of 1997. Revenue for the year ended December 31, 1998 increased 22% to $171.3 million, from $140.6 million reported last year. Excluding certain non-operating and one-time items, net income decreased 19% to $19.0 million ($0.45 per share on a diluted basis) compared to $23.6 million ($0.58 per share on a diluted basis) in 1997.

The reported net income for the year ended December 31, 1998 was $29.4 million ($0.69 per share on a diluted basis). This compares to a reported net income of $17.0 million ($0.42 per share on a diluted basis) for the year ended December 31, 1997.

The fourth quarter results include additional, unplanned commission expenses of $2.6 million or $0.04 per share related to sales compensation plans completed in Q4. Consistent with stated objectives to renew focus on core product lines, in the second half of 1998, the Company revised compensation plans to drive revenue. The mix of sales in the channel, international and service provider areas far exceeded expectations, thus accounting for the additional commission expense and resulting impact on fourth quarter earnings per share.

"We are very pleased with our record revenue performance in the fourth quarter, as both Security Dynamics and RSA finished the year strong," said Charles Stuckey, chairman, president and CEO of Security Dynamics. "We look forward in 1999 to increased market penetration of our SecurID authentication products, as well as the success of our new Keon PKI-based product family and new RSA Australia subsidiary."

As a result of the merging of Security Dynamics and RSA operations around the Keon product line, the company plans to take restructuring and other related charges of $5 million to $7 million in the first quarter.

About Security Dynamics

Security Dynamics Technologies, Inc. is a leading provider of enterprise network and data security solutions that help companies conduct business securely, protect corporate information assets and facilitate business-to-business electronic commerce. With more



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than 4 million users of its SecurID(R) authentication technology, Security
Dynamics is the world leader in two-factor user identification and authentication. RSA Data Security, Inc., a wholly owned subsidiary of Security Dynamics, is a leading supplier of software components that secure electronic data, with more than 400 million of copies of RSA encryption and authentication software and technologies installed worldwide. RSA technologies are part of existing and proposed standards for the Internet and World Wide Web, ISO, ITU-T, ANSI, IEEE, and business, financial and electronic commerce networks around the globe. Security Dynamics and RSA can be found on the World Wide Web at http://www.securitydynamics.com and http://www.rsa.com, respectively.





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                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)

                                  Three Months Ended            Twelve Months Ended
                                      December 31,                  December 31,
                                  1998          1997(i)         1998           1997(i)

Revenue                        $ 46,915         $41,128       $171,334        $140,630
Gross profit(ii)                 35,009          32,561        130,553         111,926
Operating expenses:
Research and development          7,772           6,271         30,221          20,970
Purchased research
 and development(iii)             1,550           3,035          1,760           6,210
Marketing and selling            22,328          12,163         66,788          41,926
General and
 administrative(iv)               5,121           4,528         19,007          17,171
Legal settlement(iii)                --              --          1,872              --
Merger and
 integration(iii)                    --          (1,300)         2,600           5,700
Total operating
 expenses                        36,771          24,697        122,248          91,977
Operating income                 (1,762)          7,864          8,305          19,949
Interest income
 and other                        2,189           2,244          8,676           6,273
Gain/(loss) on sale
 of marketable
 securities(iii)                     --            (332)            --           4,264
Gain/(loss) on sale of
 equity investment(iii)          29,449              --         31,285              --
Gain from increase in
 market value of equity
 investment(iii)                     --              --         11,976              --
Equity in loss from
 operations of equity
 investment(iii)                 (1,800)             --         (4,187)             --
Investment valuation
 reserve                         (3,647)             --         (3,647)             --
Income before provision
 for income taxes                24,429           9,776         52,408          30,486
Provision for income
 taxes                           11,882           5,645         23,571          13,324
Minority interests                   42            (114)           578            (114)
Net income                       12,589           4,017         29,415          17,048
Net income per share
 - basic                       $   0.31        $   0.10       $   0.72        $   0.44
Net income per share
 - diluted                     $   0.30        $   0.10       $   0.69        $   0.42
Weighted average number
 of common shares
 - basic                         40,872          40,016         40,909          38,956
Weighted average number
 of common shares
 - diluted                       41,797          41,667         42,497          40,648




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                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                       December 31,      December 31,
                                           1998               1997

Cash and marketable securities          $158,236           $164,659
Accounts receivable, net                  36,712             27,551
Total assets                             272,536            233,975
Stockholders' equity                     228,885            200,653

     (i) Restated to reflect the Merger with Intrusion Detection, Inc. in March 1998, accounted for as a pooling of interests.

     (ii) Fourth quarter 1998 activity includes $2.3 million of non recurring costs of terminating select hardware and VPN product lines, second quarter 1998 activity included a $3 million non-recurring cost of writing off a secure messaging license.

     (iii) Non-recurring items.

     (iv) Fourth quarter 1998 activity includes $821k of non-recurring costs of accelerated stock option compensation associated primarily with terminations and headcount reductions.




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                 Condensed Consolidated Statements of Operations
                          Excluding non-recurring items
                      (in thousands, except per share data)


                                   Three Months Ended      Twelve Months Ended
                                       December 31,            December 31,

                                      1998   1997 (i)         1998   1997 (i)

    Revenue                        $46,915    $41,128     $171,334   $140,630
    Gross profit                    37,355     32,561      135,899    111,926

    Operating expenses:
    Research and development         7,772      6,271       30,221     20,970
    Marketing and selling           22,328     12,163       66,788     41,926
    General and administrative       4,300      4,528       18,186     17,171

    Total operating expenses        34,400     22,962      115,195     80,067
    Operating income                 2,955      9,599       20,704     31,859
    Interest income and other        2,190      1,806        8,676      5,811
    Income before provision
     for income taxes                5,145     11,405       29,380     37,670

    Provision for income taxes       1,904      4,267       10,925     14,052
    Minority interests                  42         --          578         --

    Net income                       3,283      7,138       19,033     23,618
    Net income per
     share - basic                   $0.08      $0.18        $0.47      $0.61
    Net income per
     share - diluted                 $0.08      $0.17        $0.45      $0.58
    Weighted average number
     of common shares
     - basic                        40,872     40,016       40,909     38,956
    Weighted average number
     of common shares
     - diluted                      41,797     41,667       42,497     40,648



                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                             December 31,        December 31,
                                                 1998                1997

    Cash and marketable securities             $158,236            $164,659
    Accounts receivable, net                     36,712              27,551
    Total assets                                272,536             233,975
    Stockholders' equity                        228,885             200,653

     (i) Restated to reflect the Merger with Intrusion Detection, Inc. in March 1998, accounted for as a pooling of interests.



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